Exhibit 99.1

PMGC Holdings, Inc. (Nasdaq: ELAB) Secures $40 Million Equity Purchase Facility Agreement: Announces Ability To Accelerate M&A Strategy Currently Focused on Acquiring Aerospace and Defense Manufacturing Companies

●	Approximately $10 Million To Be Funded at First Closing; 24-Month Commitment Period Provides Dedicated Capital to Execute on Active M&A Pipeline Currently focused on Aerospace, Defense, and Industrial Manufacturing

NEWPORT BEACH, CA, April 17, 2026 (GLOBE NEWSWIRE) – PMGC Holdings Inc. (Nasdaq: ELAB) (“PMGC” or the “Company”), a diversified holding company executing a targeted roll-up strategy in U.S.-based precision manufacturing, today announced its entry into a $40 million equity purchase facility (the “Facility”) with an institutional investor. The initial tranche of approximately $10 million is expected to be funded at closing, anticipated today. The Company may draw additional amounts at its sole discretion over a 24-month commitment period and require the investor to purchase shares of common stock from the Company equal to the funded amounts and under subsequent pre-paid purchases, subject to certain terms and conditions. Full details of the transaction, including copies of the definitive agreements, will be filed with the SEC on a Current Report on Form 8-K.

The Aerospace and Defense Manufacturing Roll-Up Strategy & Long-Term Opportunity

PMGC has completed four acquisitions over the past twelve months, assembling a growing portfolio of ITAR-registered, AS9100D-certified precision CNC machining businesses alongside a specialty IT hardware packaging company serving data center and AI infrastructure customers. The Facility provides PMGC with committed, flexible capital to continue building its U.S. precision manufacturing platform through accretive acquisitions and organic investment across aerospace, defense, and industrial end markets.

PMGC’s long-term strategy is to build a scaled, vertically integrated precision manufacturing platform capable of serving mission-critical supply chains across defense, aerospace, and next-generation infrastructure. The Company intends to grow through continued acquisitions, operational integration, and targeted investments in automation, workforce development, and advanced manufacturing capabilities, including AI-enabled production systems.

The Company believes powerful structural tailwinds are driving sustained demand for domestically produced, high-precision components. Federal reshoring and onshoring initiatives, growing U.S. defense spending, aerospace production backlogs, supply chain security priorities, and the rapid expansion of AI and data center infrastructure are all increasing demand for certified, U.S.-based precision manufacturers. At the same time, qualified domestic manufacturers holding both ITAR registration and AS9100D certification represent a narrow segment of the broader U.S. machining industry, and OEMs and Tier 1 defense and aerospace suppliers are increasingly seeking reliable, scalable manufacturing partners capable of delivering consistent quality, throughput, and compliance.

PMGC believes it is positioned to capitalize on these dynamics as both a strategic acquirer and long-term operator. By building scale across its manufacturing platform, preserving critical domestic manufacturing capacity, and enhancing operations through capital investment and technology adoption, the Company aims to build a differentiated platform aligned with long-term national and industrial priorities and focused on sustainable shareholder value creation.

In addition to its core aerospace and defense manufacturing focus, the Company will also opportunistically pursue acquisitions of cash flow positive businesses outside aerospace and defense where attractive risk-adjusted returns are available.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact: IR@pmgcholdings.com